UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 18, 2024

M2I GLOBAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	7371	37-1904036
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Doug Cole

M2i Global, Inc.

885 Tahoe Blvd.

Incline Village, NV 89451

(775) 909-6000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2024, M2i Global, Inc. (“the Company”) appointed Michael Sander, a strategic and investment professional of more than 30 years with invaluable experience in technology, finance, and real estate to its Board of Directors, as an independent director.

Michael Sander brings 30+ years of invaluable experience to the intersecting fields of technology, finance and real estate. As a seasoned strategist and investment professional, Mr. Sander has consistently demonstrated his ability to identify and capitalize on high-potential opportunities.

Throughout his career, Sander has played a pivotal role in closing numerous complex transactions, showcasing his talent for transforming promising ventures into tangible, value-added assets. His expertise spans multiple industries, encompassing various investment and ownership positions. Mr. Sander’s strength lies in his comprehensive understanding of the technology sector, coupled with his extensive experience in investment strategies, mergers and acquisitions, and sophisticated capital markets deal structuring. This unique combination of skills allows him to approach challenges with a multifaceted perspective, often uncovering innovative solutions where others see obstacles.

Mr. Sander acted as the Senior Managing Director at Sortis Capital from 2010 to 2016, where he focused on strategic planning and investor relations. Mr. Sander was then promoted to Managing Partner at Sortis Capital in 2022. Mr. Sander is currently a board advisor for Papaya Development, a real estate development and consulting company, and is also a current board member of TRILITY, a pharmaceutical manufacturing company. Mr. Sander attended Oregon State University from 1981 to 1985, where he acted as a Student Body Officer.

These connections keep Mr. Sander well-informed about regulatory developments, allowing his organization to stay ahead of industry changes and adapt swiftly to new landscapes.

With his strategic mindset, technological acumen, and financial expertise, Mr. Sander continues to be a valued leader in navigating the complex worlds of investment and innovation.

There are no family relationships with any of the executive officers or directors of the Company and the above referenced individual. Other than as set forth in the Merger Agreement, there are no arrangements or understandings between the above referenced individual and any other persons pursuant to which he was selected as an independent board member, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On September 18, 2024, the Company issued a press release announcing the appointment of Michael Sander as an independent director to the board of the Company. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Chief Executive Officer, Major General (Ret) Alberto “Al” Rosende and Executive Chairman and Chief Financial Officer, Doug Cole, of the Company, are scheduled to provide certain investor information, commencing on September 25, 2024. The slide package prepared by the Company for use in connection with these presentations is furnished herewith as Exhibit 99.2. All of the information in the attached presentation is presented as of September 2024, and the Company does not assume any obligation to update such information in the future.

The information included in this Form 8-K, as well as the exhibit referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Exhibit Number	Description

99.1	Press Release dated, September 18, 2024
99.2	Company Investor Presentation dated, as of September 2024
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M2i Global, Inc.

Date: September 24, 2024	By:	/s/ Doug Cole
	Name:	Doug Cole
	Title:	Executive Chairman and Chief Financial Officer